Exhibit 4.5

AMENDMENT TO

FULCRUM BIOENERGY, INC. STOCK WARRANT

This AMENDMENT TO STOCK WARRANT (“Amendment”) is made and entered into as of March 29, 2012, by and between Fulcrum BioEnergy, Inc., a Delaware corporation, as borrower (the “Company”) and                                      (“Holder”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Stock Warrant defined below.

RECITALS

WHEREAS, Holder is the Registered Holder of Warrant No. PS-__, issued by the Company on November 16, 2011 (the “Stock Warrant”);

WHEREAS, subject to the terms and conditions of the Stock Warrant, the parties hereto wish to amend the Stock Warrant as provided in this Amendment;

WHEREAS, Holders of at least eighty percent (80%) of the shares of the Series C-2 Preferred Stock issuable upon exercise of outstanding warrants purchased pursuant to the Purchase Agreement are executing an amendment to the Stock Warrant held by such holders in substantially the form of this Amendment (the “Other Holder Amendments”) and Holder hereby consents to the amendment of the terms of the Other Holder Amendments by its execution of this Amendment; and

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment to Stock Warrant.

(a) Section 2(a)(iii). Section 2(a)(iii) of the Stock Warrant is hereby amended and restated by replacing such Section in its entirety with the following:

“(iii) immediately prior to the closing of a Qualified IPO (as defined in the Certificate of Incorporation) (a “Qualified IPO”).”

(b) Section 2(b)(ii). Section 2(b)(ii) of the Stock Warrant is hereby amended and restated by replacing such Section in its entirety with the following:

“(ii) in the event this Warrant is automatically exercised upon the occurrence of a Qualified IPO that is completed:

(A) on or prior to August 14, 2012, this Warrant shall be exercised for that number of shares of Common Stock of the Company set forth opposite the Registered Holder’s name on Exhibit A hereto; or

(B) after August 14, 2012 and on or prior to December 31, 2012, if (x) the pre-money equity valuation of the Company implied by the lowest price in the price per share range set forth on the cover of the preliminary prospectus used in connection with such Qualified IPO (the “Pre-Money Equity Valuation”) is equal to or greater than $325 million, this Warrant shall be exercised for that number of shares of Common Stock of the Company set forth opposite the Registered Holder’s name on Exhibit A hereto, or if (y) the Pre-Money Valuation is less than $325 million, this Warrant shall be exercised for that number of shares of Common Stock of the Company, if any, set forth opposite the Registered Holder’s name on Exhibit B hereto and under the “Implied Pre-Money Equity Valuation” column that sets forth a valuation closest to the Pre-Money Equity Valuation; or

(C) after December 31, 2012, this Warrant shall be exercised for that number of shares of Common Stock of the Company, if any, set forth opposite the Registered Holder’s name on Exhibit B hereto and under the “Implied Pre-Money Equity Valuation” column that sets forth a valuation closest to the Pre-Money Equity Valuation.”

(c) Section 4(b). Section 4(b) of the Stock Warrant is hereby amended and restated by replacing such Section in its entirety with the following:

“(b) the closing of a Qualified IPO, or”

2. Effect of Amendment. Except to the extent expressly modified by this Amendment, the Stock Warrant shall remain in full force and effect in all respects.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have executed this Amendment as of the date first set forth above.

THE COMPANY: FULCRUM BIOENERGY, INC.

By:
(Signature)

Name:
Title:

ACCEPTED AND AGREED: THE HOLDER:

By:
(Signature)

Name:
Title:

EXHIBIT A

Registered Holder	Number of Shares
USRG Holdco 3D, LLC	4,197,185
Rusheen Capital Partners, LLC	167,887
WM Organic Growth, Inc.	4,197,185

EXHIBIT B

Implied Pre-Money Equity Valuation (in millions):	$200	$210	$220	$230	$240	$250	$260	$270	$280	$290

Registered Holder:	Number of Shares:
USRG Holdco 3D, LLC	19,790,830	16,917,980	14,532,054	12,518,928	10,797,560	9,308,809	8,008,508	6,863,004	5,846,209	4,937,583
Rusheen Capital Partners, LLC	791,632	676,718	581,281	500,756	431,902	372,352	320,340	274,520	233,848	197,503
WM Organic Growth, Inc.	19,790,830	16,917,980	14,532,054	12,518,928	10,797,560	9,308,809	8,008,508	6,863,004	5,846,209	4,937,583

Implied Pre-Money Equity Valuation (in millions):	$300	$310	$320	$330	$340	$350	$360	$370	$372.6

Registered Holder:	Number of Shares:
USRG Holdco 3D, LLC	4,120,738	3,382,436	2,711,867	2,100,121	1,539,782	1,024,631	549,415	109,662	—
Rusheen Capital Partners, LLC	164,829	135,297	108,475	84,005	61,591	40,985	21,977	4,387	—
WM Organic Growth, Inc.	4,120,738	3,382,436	2,711,867	2,100,121	1,539,782	1,024,631	549,415	109,662	—